EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 6/6/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	1.84%	1.84%	16.04%
Class B Units	1.82%	1.82%	15.61%
* Subject to independent verification

      COMMENTARY FOR THE WEEK ENDED JUNE 6, 2008

Grant Park posted profits this past week.  Gains stemmed from the energy and fixed income markets, while losses came primarily from positions in the currency sector.  After this week’s performance, Grant Park is up an estimated 1.84% month-to-date and up 16.04% year-to-date in the Class A units, and up an estimated 1.82% month-to-date and up 15.61% year-to-date in the Class B units.

Taking center stage in this week’s performance were the energy markets.  The portfolio earned substantial gains as crude oil reached yet another all-time high of $139.12 per barrel before closing the week slightly lower.  Analysts attribute the huge upturn to the weakening of the U.S. dollar in response to the announcement of the U.S. unemployment data for May.  The unemployment rate increased from 5.0% to 5.5% last month, the biggest single month increase since 1986, casting a shadow on the belief that the U.S. economy may be turning a corner.  Also profitable were Grant Park’s long positions in the natural gas markets.  Although the weakened greenback surely had a hand in the near 8% rise in natural gas prices, analysts also viewed supply concerns and the long-awaited appearance of summer temperatures as drivers behind the price boost.

The European financial markets were the catalyst behind gains in the fixed income sector this past week.  Leading the charge were short positions in the Euribor (European Interbank Offered Rates) and the German Bund markets.  European Central Bank (ECB) President, Jean-Claude Trichet, caused a dramatic shift in European financials as he surprised the market by announcing that European rates could increase as early as next month.  The ECB’s threat of a rate increase caught speculators off guard as it came in spite of a drab European economic outlook where consumer spending, retails sales, and industrial production are all on the decline.  Given the news, European interest rates yields rose to near all-time highs driving futures prices on the Euribor and Bund downwards in line with Grant Park’s positions.

Lastly, the portfolio’s losses this past week were mostly limited to the currency markets.  The bulk of the setbacks came from long New Zealand dollar positions against the U.S. dollar and Japanese yen.  As occurred in Europe this past week, the New Zealand dollar moved in response to announcements of future monetary policy.  The kiwi responded heavily to this month’s report from the Reserve Bank of New Zealand’s Governor stating that although the nation’s interest rates would remain steady for the near future, rates would most likely be cut come September.  On the news, traders began liquidating long positions causing the currency to spiral downwards throughout the

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website:  www.dearborncapital.com
e-mail: funds@dearborncapital.com

week.  Further adding to losses were long dollar positions, against the Czech koruna and Turkish lira, as the effects of last week’s unemployment numbers caused a late-week dip in the greenback.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website:  www.dearborncapital.com
e-mail: funds@dearborncapital.com